Exhibit 99

PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday July 28, 2010

Edwardsville, Illinois – Media Contact Dennis Terry (618) 656-6122
First Clover Leaf Financial Corp. (the “Company”) (Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended June 30, 2010.  The dividend will be payable to stockholders of record as of August 13, 2010 and is expected to be paid on August 20, 2010.  The Company has 7,913,845 shares of common stock outstanding.

*           *           *

(End)